UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement
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VirnetX Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VirnetX Holding Corporation

Notice of 2011 Annual Meeting and Proxy Statement

To the Stockholders of VirnetX Holding Corporation:

You are hereby cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of VirnetX Holding Corporation, a Delaware corporation (the “Company”), which will be held at 9:00 a.m., Pacific Time, on Thursday, May 26, 2011, at the offices of Wilson Sonsini Goodrich & Rosati PC, 650 Page Mill Road, Palo Alto, California 94304, for the following purposes:

(1)	To elect two Class I directors to each serve for a term of three years, until their resignation or until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)	To hold an advisory vote on executive compensation;

(4)	To hold an advisory vote on the frequency of holding future advisory votes on executive compensation; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are further described in the Proxy Statement accompanying this notice.  Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2011 (the “Annual Report”).  We encourage you to read the Annual Report.  It includes our audited financial statements and information about our operations, markets and products.  The close of business on April 15, 2011 has been fixed by our Board as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, our Annual Meeting and any adjournments or postponements thereof.  As of the Record Date there were 49,678,554 shares of Common Stock issued and outstanding. Stockholders of record as of April 15, 2011, may vote at the Annual Meeting.

Your vote is important.  Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or vote via the Internet or by telephone.  Returning the proxy card or voting via the Internet or by telephone will ensure your representation at the meeting, but does NOT deprive you of your right to attend the meeting and to vote your shares in person.  The Proxy Statement explains more about the proxy voting process.  Please read it carefully.  We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

/s/ Katharine A. Martin

Katharine A. Martin
Secretary

Palo Alto, California
April 26, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 26, 2011:  Our proxy statement, proxy card and annual report to stockholders for the year ended December 31, 2010 are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

ANNUAL MEETING OF STOCKHOLDERS
OF
VIRNETX HOLDING CORPORATION

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of VirnetX Holding Corporation, a Delaware corporation (“we,” “us,” the “Company” or “VirnetX”), of proxies from the holders of our common stock, par value $0.0001 per share (the “Common Stock”), for use in voting at an Annual Meeting of Stockholders of the Company to be held on May 26, 2011, at 9:00 a.m., Pacific Time (the “Annual Meeting”), at the offices of Wilson Sonsini Goodrich & Rosati PC, 650 Page Mill Road, Palo Alto, California 94304, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2011 Annual Meeting.

This Proxy Statement and Annual Report were distributed and made available, on or about April 26, 2011, to all stockholders entitled to vote at the Annual Meeting.

The cost of preparing, assembling, printing, mailing and distributing the Notice of Annual Meeting, this Proxy Statement, the proxy cards and Annual Report (the “Proxy Solicitation Materials”) is to be borne by the Company.

It is extremely important that your shares are represented at the Annual Meeting, and, therefore, all stockholders are cordially invited to attend the Annual Meeting.  However, whether or not you plan to attend the Annual Meeting, you are urged to, as promptly as possible, return your proxy card.  If you own your shares through a broker or nominee you are considered with respect to those shares to be the “beneficial holder” or “beneficial owner,” and those shares are considered to be held in “street name.”  If you are the beneficial owner of shares held in street name, you will receive or should have received instructions on how to vote your shares from your broker, bank or other nominee.  Please follow their instructions carefully.  Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Beneficial owners of shares held in street name may generally vote by one of the following methods:

By Mail.  You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other nominee; or

By Methods Listed on Voting Instruction Card.  Please refer to your voting instruction card or other information provided by your bank, broker or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other nominee; or

In Person at the Annual Meeting: If you are the beneficial owner of shares held in street name and you wish to vote at the meeting you will need to bring a legal proxy from your broker, bank or other nominee authorizing you to vote the shares as well as proof of identity.

If your shares are held in your name you are considered, with respect to those shares, the “stockholder of record.”  You have three options for returning your proxy:

By Mail. If you choose to return your proxy by mail, then mark, sign, date and mail back the enclosed form of proxy, which requires no postage if mailed in the United States; or

Voting By Telephone or Internet .  Please call the toll-free telephone number on the proxy card (800-690-6903) and follow the recorded instructions; or access our secure website registration page through the Internet (at www.proxyvote.com) , as identified on the proxy card and follow the instructions, using the unique control number printed on the proxy card.

Please note that the Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on May 25, 2011.

In Person at the Annual Meeting. If you are the stockholder of record and you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  You have the right to vote in person at the meeting because you are a stockholder of record.

Our principal executive offices are located at 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066.  Our website is http://www.virnetx.com.

YOUR VOTE IS IMPORTANT!

Whether You Own One Share Or Many, Your Prompt Cooperation In Voting Your
Proxy Is Greatly Appreciated.

PURPOSE OF THE MEETING

At our Annual Meeting, our stockholders will consider and vote to (1) elect two Class I directors to each serve a term of three years (“Proposal I”); (2) ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2011 (“Proposal II”); (3) conduct an advisory vote to approve executive compensation (“Proposal III”); and (4) conduct an advisory vote to advise whether a stockholder vote on executive compensation should be held every (a) year, (b) two years, or (c) three years  (“Proposal IV”).

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below on page 7 of this proxy statement) will be voted in favor of Proposal I for the Class I director nominees, in favor of Proposal II to appoint the Independent Registered Public Accounting Firm for fiscal year 2011, in favor of Proposal III to provide an advisory approval of executive compensation for fiscal year 2010 and in favor of the Company’s recommendation for Proposal IV, an advisory vote that a stockholder vote on executive compensation should be held every three years.  In the event a stockholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made.

PROXY STATEMENT

General Questions and Answers about this Proxy Material and Voting

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of VirnetX Holding Corporation (the “Board”) is soliciting your proxy to vote at our Annual Meeting to be held on May 26, 2011.  You are invited to attend our Annual Meeting to vote on the proposals described in this Proxy Statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card or vote your shares by fax, telephone or via the Internet.  Even if you plan to attend our Annual Meeting, it is a good idea to, in advance of the Annual Meeting, indicate your preferences on the enclosed proxy card, and then date, sign and return your proxy card, or vote your shares by fax, telephone or via the Internet, just in case your plans change and you are unable to attend the Annual Meeting.  If you own your shares through a bank or brokerage firm, please follow the instructions on the attached voter instruction form, or contact your bank or broker.

We intend to mail the Proxy Solicitation Materials on or about April 26, 2011 to all stockholders of record entitled to vote at the Annual Meeting.

Who pays for the expenses of soliciting the proxies and what are the means of solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company.  Solicitation of proxies may be made by means of personal calls upon, or telephonic, facsimile or electronic communications with, stockholders or their personal representatives by our directors, officers and employees, who will not be specially compensated for such services.

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to shareholders. Registration will begin at 8:00 a.m. Pacific Daylight Time on the date of the Annual Meeting, and each shareholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting.

What dissenters’ rights of appraisal do I have?

There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2011 will be entitled to vote at our Annual Meeting.  On this Record Date, there were 49,678,554 shares of Common Stock outstanding and entitled to vote.

What am I voting on?

Our stockholders will vote on the following matters at the Annual Meeting:

•	election of two Class I directors to each serve a term of three years, until their resignation, or until their respective successors are duly elected and qualified;

•	ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•
approval, on an advisory basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section in this proxy statement beginning on page 30 below; and

•	recommendation, on an advisory or an advisory basis, of a one, two, or three year interval of an advisory vote on executive compensation.

How do I vote?

You may either vote “FOR” the nominee to the Board or you may “WITHHOLD” your vote for the nominee.  For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of April 15, 2011, the Record Date.

Will there be any other items of business on the agenda?

We do not know of any business to be considered at the meeting other than the proposals described in this Proxy Statement.  However, if any other business is properly presented at the Annual Meeting pursuant to guidelines described in our bylaws, the accompanying proxy gives discretionary authority to the person named on the proxy with respect to any other matters that might be brought before the meeting.  Such matters include, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, including without limitation, for the purpose of soliciting additional proxies.  That person intends to vote the proxy in accordance with his best judgment.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the director nominee and “FOR” the other proposals made in this Proxy Statement.  If any other matter is properly presented at the meeting, your proxy will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at our Annual Meeting.  If you are the record holder of your shares, you may revoke your proxy in any of the following three ways:

•	you may submit another properly completed proxy card with a later date;

•	you may send a written notice that you are revoking your proxy to VirnetX Holding Corporation at 5615 Scotts Valley Drive, Suite 110 Scotts Valley, California 95066; or

•	you may attend the Annual Meeting and vote in person (attendance at the meeting will not by itself revoke a previously granted proxy).

If you are a beneficial owner of shares held in street name, you may change your vote:

•	by submitting new voting instructions to your broker, bank or nominee, or

•
if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person (attendance at the meeting will not by itself revoke a previously granted proxy).

How are votes counted?

For Proposal I –Election of Directors, you may vote “For” all or one of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  Votes that are withheld will be excluded entirely and will have no effect in the election of a director.  If you hold your shares in a brokerage account in your broker’s name, or street name, please note that recent rule changes eliminate the ability of your broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, no votes will be cast on your behalf although your proxy will be counted for the purpose of establishing a quorum.

If a quorum is present, the two (2) director nominees receiving the highest number of votes, in person or by proxy, will be elected to the Board of Directors.

For Proposal II –Ratification of Farber Hass Hurley LLP as our Independent Registered Public Accounting Firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you vote to abstain on Proposal II, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum but your abstention will have the same effect as a vote against the proposal.  If you hold your shares in street name, your broker will have discretionary authority to vote on Proposal II.

Ratification of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

For Proposal III –Advisory Vote on Executive Compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you vote to abstain on Proposal III, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum but your abstention will have the same effect as a vote against the proposal.  If you hold your shares in a brokerage account in your broker’s name, or street name, please note that broker discretionary voting is not allowed for Proposal III.

Approval of an advisory vote on executive compensation will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

For Proposal IV –Advisory Vote on Frequency of Advisory Vote on Executive Compensation, you may vote for a vote every one, two, or three years, or may abstain from voting. If you hold your shares in a brokerage account in your broker’s name, or street name, please note that broker discretionary voting is not allowed for Proposal IV. If your shares are not counted in the tally for Proposal IV or if you abstain from voting on Proposal IV, the abstention will not have an effect on the outcome of the vote.

The option of “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation recommended by stockholders.

Finally, if you sign and return your proxy card with no further instructions, your shares will be counted as a vote “FOR” the director nominees; “FOR” the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; “FOR” the advisory approval of the compensation of our named executive officers; and “FOR” the Company’s recommendation for Proposal IV, that an advisory stockholder vote on executive compensation should be held every three years.  In the event a stockholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made. In addition, the proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

How many votes are required for the approval of each item?

There are differing vote requirements for the various proposals:

•
Any director nominee shall be elected by a plurality of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of the director;

•
the appointment of our independent registered public accounting firm will be approved if at least a majority of the shares of our Common Stock present or represented by proxy at the Annual Meeting, and entitled to vote on the appointment of our independent registered public accounting firm, are cast “FOR” the proposal;

•
the advisory approval of the compensation of our named executive officers will be approved if at least a majority of the shares of our Common Stock present or represented by proxy at the Annual Meeting, and entitled to vote thereon, are cast “FOR” the proposal; and/or

•
the advisory vote to recommend the frequency of executive compensation votes shall be determined by a plurality of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares of Common Stock are represented by stockholders present at the meeting or by proxy.  On the record date, there were a total of 49,678,554 shares of Common Stock outstanding and entitled to vote.  Thus, 24,839,278 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the meeting.  Abstentions will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

What effect do abstentions and broker non-votes have on quorum requirements?

 Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast.  A “broker non-vote” occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

A properly executed proxy marked “Abstain” with respect to any such matter will not be voted.  Accordingly, an abstention will have the effect of a negative vote.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  If you hold common stock through a broker and you have not given voting instructions to the broker, the broker will be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters.  Proposal Two contained in this proxy statement is considered a routine matter.  However, Proposals One, Three and Four, are not considered routine matters.

Unlike at annual meetings held several years ago, brokers do not have discretionary authority to vote on the election of directors (Proposal I), so it is very important that you instruct your broker how to vote.  In addition, brokers do not have discretionary authority to vote on the executive compensation matters to be presented at the Annual Meeting (Proposals III and IV), so it is very important that you instruct your broker how to vote on these proposals.

How does the Board recommend voting on the proposals?

Our Board recommends that you vote your shares “FOR” the Class I director nominees to the Board; “FOR” the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, “FOR” an advisory approval of the compensation of our named executive officers and “FOR” the recommendation of a three year interval for the frequency of votes on executive compensation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the (SEC) called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your written request to VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066 Attn: Investor Relations, or (2) call our Investor Relations department at (831) 438-8200.  Additional copies of the proxy materials will be sent promptly after receipt of your request.  Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

What does it mean if I receive more than one proxy card?

It means that you hold shares in more than one account.  To ensure that all your shares are voted, sign and return each card.

Who tabulates the votes and how will I know the results of the voting at the Annual Meeting?

The votes will be tabulated by an independent inspector of election, who will be a representative of our transfer agent, Broadridge Financial Services.

We will announce preliminary voting results at the Annual Meeting.  We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of our Annual Meeting.  If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the final voting results are known.  You may obtain a copy free of charge from our Internet website at http://www.virnetx.com, by contacting our Investor Relations Department at (831) 438-8200, or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the online EDGAR system at www.sec.gov.

How do I contact the Board?

You can send written communications to our Board or any individual director in accordance with our bylaws, addressed to:

Board of Directors
(or Nominating and Corporate Governance Committee, or name of individual director)
c/o Secretary
VirnetX Holding Corporation
5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066

Our Secretary will then direct such communications to the relevant director(s), except for solicitations or other matters unrelated to us.

Where are our principal executive offices?

Our principal executive offices are located at 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066.  Our telephone number is (831) 438-8200.

How do I submit a stockholder proposal for the 2012 Annual Meeting of Stockholders?

Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Company in a timely manner. In order to be included in the proxy statement for the 2012 annual meeting of stockholders, stockholder proposals must be received by the Company no later than December 16, 2011, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. In general, such proposals, including the information required by the Company’s bylaws, must be received by the Company not earlier than February 4, 2011 and not later than March 6, 2011.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the 2011 annual meeting and less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Company’s advance notice procedure requires that such proposal including certain information, as described in the Company’s bylaws, must be received by the Company not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2012 Annual Meeting of Stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2012 Annual Meeting of Stockholders.

IMPORTANT ADDITIONAL VOTING INFORMATION FOR THE ANNUAL
MEETING

Broker Voting

Stockholders who hold shares of the Company through a broker, bank or other financial institution receive proxy materials before each stockholder meeting.  Your broker is not permitted to vote on your behalf on Proposal I, Proposal III or Proposal IV unless you provide specific instructions by completing and returning the proxy card or voting your shares via telephone or the Internet.  For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors.  Please review the proxy materials and follow the instructions on the proxy card to vote your shares.  We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares.  The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.  Additionally, you may call our Investor Relations department at (831) 438-8200.

Board of Directors

Our Amended and Restated Certificate of Incorporation provides that the directors of our Board shall be divided into three classes, with the classes serving for staggered, three-year terms.  Pursuant to our bylaws, our Board has set the number of directors at five, consisting of two Class I directors, two Class II directors and one Class III director.  One class is elected each year at the annual meeting of stockholders.  The term of each class of directors expires as follows: Class I at the Annual Meeting, Class II at the 2012 annual meeting of stockholders, and Class III at the 2013 annual meeting of stockholders.  Each director shall hold office until he resigns or his successor is elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees named below, both of whom are presently directors.  If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy.  Our management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.  The term of office of each person elected as a Class I director will continue until the 2014 Annual Meeting of Stockholders or until such person’s successor has been elected and qualified.

Nominee and Continuing Directors

Set forth below are the names and certain information about each of the nominees for Class I directors.  The names of, and certain information about, the current Class II and Class III directors with unexpired terms are also set forth below.  All information is as of April 15, 2011.

Name	Age	Position with the Company	Director Since
Class I Director Nominees
Kendall Larsen	54	President, Chief Executive Officer and Chairman of the Board of Directors	2007
Scott C. Taylor (1)(2*)(3)	46	Director	2007
Class II Directors Whose Terms Expire at 2012 Annual Meeting
Robert D. Short III, Ph.D.	59	Chief Technology Officer, Director	2010
Thomas M. O’Brien (1*)(2)(3)	44	Director	2007
Class III Director Whose Term Expires at 2013 Annual Meeting
Michael F. Angelo (1)(2)(3*)	51	Director	2007
_____________________
(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)	Member of nominating and corporate governance committee.
*	Indicates Chairman of the committee.

Kendall Larsen has been Chairman of the Board of Directors, President and Chief Executive Officer since July 5, 2007 and has held the same positions with VirnetX Inc. since its inception in August 2005.  Mr. Larsen does not hold any director positions with any other reporting or registered investment companies.  From April 2003 to July 2005, Mr. Larsen focused on pre-incorporation activities related to VirnetX Inc.  From April 2002 to April 2003, Mr. Larsen was a Limited Partner at Osprey Ventures, L.P., a venture fund that makes investments primarily in business and consumer technology companies.  From October 2000 to April 2002, he was Senior Vice President and General Manager of the Security Products Division of Phoenix Technologies Ltd., a software and firmware developer.  Prior to March 2003, and for a period of over 20 years, Mr. Larsen has held senior executive positions at various leading technology companies, including RSA Security, Inc., Xerox Corporation, Rolm/International Business Machines Corporation, Novell, Inc., General Magic, Inc., and Ramp Networks.  Mr. Larsen holds a B.S. in Economics from the University of Utah.

With his years of managerial experience, Mr. Larsen brings to the Board demonstrated management ability at senior levels.  Mr. Larsen’s day-to-day leadership and intimate knowledge of our business and operations provide the Board with Company-specific experience and expertise.  Mr. Larsen’s drive for innovation and excellence position him well to serve as our Chairman, President and Chief Executive Officer.

Scott C. Taylor has been a Director since July 5, 2007.  Mr. Taylor serves as Executive Vice President and General Counsel for Symantec Corporation where he has been employed since February 2007.  From January 2002 to February 2007, Mr. Taylor worked for Phoenix Technologies Ltd.  Prior to 2002, Mr. Taylor has worked at Narus Inc., Symantec Corporation, Pillsbury Madison & Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP), ICF Incorporated (now ICF Consulting) and the U.S. Securities and Exchange Commission in various roles.  Mr. Taylor was admitted to practice law in the State of California in 1993.  Mr. Taylor has a B.A. in International Relations from Stanford University and a J.D. from George Washington University.

Having served as general counsel for two public companies, including his current service as Executive Vice President and General Counsel for Symantec Corporation, a Delaware corporation listed on the Nasdaq Global Select Market, Mr. Taylor brings to the Board significant knowledge and experience with corporate governance and public company reporting requirements.  In addition, as an executive in a leading information security solutions company, Mr. Taylor has strong expertise in issues affecting our industry generally.

Robert Short III, Ph.D., has been a Director since July 9, 2010.  He has been the Chief Scientist for the Company since May 2006. From February 2000 to April 2007, Dr. Short was Assistant Vice President and Division Manager at Science Applications International Corporation, or SAIC. From 1994 to February 2000, he also held various other positions at SAIC. Prior to SAIC, he worked at ARCO Power Technologies, Inc. (Atlantic Richfield Petroleum), Sperry Corporate Technology Center and Sperry Research Center. He has a Ph.D. in Electrical Engineering from Purdue University along with a M.S. in Mathematics and a B.S. in Electrical Engineering from Virginia Tech.

As co-inventor on the majority of the patents in the Company’s patent portfolio, Dr. Short brings to the Board extraordinary technical knowledge and a deep understanding of the Company’s business, history and organization and the field of information security.

Thomas M. O’Brien has been a Director since July 5, 2007.  He has been Senior Vice President of Reit Management & Research LLC, an institutional manager of real estate, public real estate investment trusts (“REITs”) and other public companies, since May 2006 and served as Vice President of that company from May 1996 to April 2006.  During the last five years, Mr. O’Brien has held various positions with public entities related to Reit Management or its affiliates, including serving as: (1) Chief Executive Officer and President of TravelCenters of America LLC (NYSE Amex: TA), since February 2007 and a Managing Director since October 2006; and (2) Chief Executive Officer and President of RMR Funds, a group of publicly traded closed-end investment management companies from 2003 to May 2007.  From 1988 to 1996, Mr. O’Brien was a senior manager with Arthur Andersen LLP where he served a number of public company clients.  Mr. O’Brien graduated cum laude from the University of Pennsylvania, Wharton School of Business, with a B.S. in Economics.

As a former certified public accountant and Chief Financial Officer of a public company listed on the NYSE and a current Chief Executive Officer and Director of a public company listed on the NYSE Amex, Mr. O’Brien brings to the Board and the audit committee, of which he is Chairman, a deep understanding of complex accounting and finance issues faced by the Company and can provide critical insight into the financial and other reporting requirements of a U.S. public company.  In addition, his extensive capital markets experience is an invaluable resource as the Company regularly assesses its capital and liquidity needs.

Michael F. Angelo has been a Director since July 5, 2007.  He has been the Chief Security Architect at NetIQ Corporation since August 2005.  From October 2003 to August 2005, Mr. Angelo was a Security Architect and Manager, Government Engagements SBU with Microsoft Corporation.  From July 1989 to October 2003, Mr. Angelo was a Staff Fellow at both Hewlett Packard Company and Compaq Computer Corp.  Mr. Angelo also served as Senior Systems Programmer at the John von Neumann National Supercomputer Center from September 1985 to July 1989.  He was a Sub-Chairman of the National Institute of Standards and Technology Board of Assessment for Programs/National Research Council responsible for the CISD review, for fiscal years 2001 and 2002, and a technology contributor and participant on the U.S. Commerce Department’s Information Systems Technical Advisory Council (ISTAC), from 1999 to the present.  Mr. Angelo was named a distinguished lecturer for 2004 and 2005 by Sigma XI, the Scientific Research Society.  He currently holds 51 patents, most in the area of security and authentication, and was also named the 2003 Inventor of the Year for the City of Houston by the Houston Intellectual Property Lawyers Association.

As a holder of many patents in the fields of security and authentication, and as a result of his long and distinguished industry and scholarly background in the area of computer security and networking, Mr. Angelo brings to the Board critical technical and industry knowledge and expertise.  With that extensive industry knowledge and having successfully served in multiple leadership capacities in various types of organizations, Mr. Angelo is uniquely qualified to serve as chair of the Company’s nominating and governance committee.

Executive Officers

The following table sets forth the respective names, ages and positions of our executive officers as of April 15, 2011.

Name	Age	Position
Kendall Larsen	54	Chairman of the Board of Directors, President and Chief Executive Officer
William E. Sliney	72	Chief Financial Officer (Interim)

Kendall Larsen’s biography is set forth under the heading “Board of Directors” in this proxy statement.

William E. Sliney has been our Chief Financial Officer on an interim and part-time basis since July 5, 2007.  Mr. Sliney previously served as our President, Chief Financial Officer and Secretary.  He also served as our Chairman of the Board from October 2000 to August 2001 and was a member of our Board of Directors from October 2000 to July 5, 2007.  From March 2004 to March 2006, he was also a Director of Enterra Energy Trust (NYSE: ENT), an oil and gas trust based in Calgary, Alberta that acquires, operates, and exploits petroleum and natural gas assets in Canada and in the United States.  Before joining us, Mr. Sliney was the Chief Financial Officer of Legacy Software Inc. from 1995 to 1998.  From 1993 to 1994, Mr. Sliney was Chief Executive Officer of Gump’s, a high end department store retailer based in San Francisco.  Mr. Sliney received an M.B.A. from the Anderson School at UCLA.

There are no family relationships among any of our directors or executive officers.

The Company has complied with the requirements of Section 303A.12(a) of the New York Stock Exchange Listed Company Manual by filing, with NYSE Amex, its 2010 Section 12(a) CEO Certification.

Corporate Governance

Role of the Board

Our Directors are appointed to oversee the actions and results of our management.  They were selected for their educational background, professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders.  Their responsibilities include:

•	providing general oversight of the business;

•	approving corporate strategy;

•	approving major management initiatives;

•	providing oversight of legal and ethical conduct;

•	overseeing our management of significant business risks;

•	selecting, compensating, and evaluating directors;

•	evaluating Board processes and performance; and

•	reviewing and implementing recommendations and reports of the committees of the Board.

Board Leadership Structure

The Board believes that the Company’s chief executive officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent directors and management have different perspectives and roles in strategy development.  The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the chief executive officer brings company-specific experience and expertise.  The Board believes that the combined role of Chairman of the Board and chief executive officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

The Company does not currently have a lead independent director.  To assure effective independent oversight, the Board has designed its leadership structure so that independent directors exercise oversight of the Company’s management and key issues related to strategy and risk.  Only independent directors serve on the audit committee, the compensation committee and the nominating and corporate governance committee of the Board and all standing Board committees are chaired by independent directors.

Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  The Board believes that establishing the right “tone at the top” and that full and open communication between management and the Board are essential for effective risk management and oversight.  Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters.  Each quarter, the Board receives presentations from senior management on strategic matters involving our operations.  The Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

While the Board is ultimately responsible for risk oversight for the Company, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  The audit committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements.  The compensation committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.  The nominating and governance committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Risk Assessment of Compensation Policies

The compensation committee conducted a risk assessment of the Company’s compensation policies and practices for 2010 and concluded that they do not motivate imprudent risk taking.  In this regard, the Company notes that:

•	the Company’s annual incentive compensation is based on performance that promotes disciplined progress towards longer-term Company goals;

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•	the Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance; and

•
the Company’s compensation awards are established at reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies;

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model.  Based on this assessment, the Company concluded that it has a balanced pay and performance program that does not promote excessive risk taking.

Corporate Governance Guidelines

Our Board has established guidelines that it follows in matters of corporate governance.  The following is a summary of those guidelines.  A complete copy of the documents underlying our guidelines is available online at http://www.virnetx.com in the “Corporate Governance” link under the “Investors” tab, or in paper form upon request to our Secretary.

Code of Ethics

We have adopted a Code of Ethics for all employees and directors to prohibit conflicts of interest between them and the Company.  A copy of our Code of Ethics is available on our website at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066, Attention: Investor Relations.

We intend to post on our website any amendment to, or waiver from, a provision of our Code of Ethics within four business days following the date of such amendment or waiver.  We do not anticipate any such amendments or waivers.

Composition of the Board of Directors

Mix of Independent Directors and Officer-Directors

Our Board has determined that it is beneficial for us and our stockholders to have a Board with a majority of independent directors and for our chief executive officer to also be a Board member.  Other officers may, from time to time, be Board members, but no officer other than the chief executive officer should be expected to be elected to our Board by virtue of his or her office.

Selection of Director Candidates

Our Board is responsible for selecting candidates for Board membership and for establishing the criteria to be used in identifying potential candidates.  Our Board delegates the screening process to the nominating and corporate governance committee.  For more information on the director nomination process, including the current selection criteria, see “Nominating and Corporate Governance Committee Matters” starting on page 21 of this proxy statement.

Independence Determinations

Our Board annually determines the independence of directors based on a review by the directors and the nominating and corporate governance committee.  No director is considered independent unless our Board has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a material relationship with the Company.

We have adopted the following standards for director independence in compliance with the NYSE Amex corporate governance listing standards and the rules and regulations of the SEC:

•
no director qualifies as “independent” if such person has a relationship which, in the determination of at least a majority of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•
a director who is an officer or employee of us or our subsidiaries, or one whose immediate family member is an executive officer of us or our subsidiaries, is not “independent” until three years after the end of such employment relationship;

•
a director who accepts, or whose immediate family member accepts, more than $120,000 in compensation from us or any of our subsidiaries during any period of twelve consecutive months within the three years preceding the determination of independence, other than certain permitted payments such as compensation for Board or Board committee service, payments arising solely from investments in our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan is not considered “independent”;

•
a director who is, or who has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•
a director who is employed, or one whose immediate family member is employed, as an executive officer of another company where any of our, or any of our subsidiaries’, present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•
a director who is, or who has a family member who is, a current partner of our independent registered public accounting firm, Farber Hass Hurley LLP, or was a partner or employee of Farber Hass Hurley LLP who worked on our audit is not “independent” until three years after the end of such affiliation or employment relationship.

Our Board has determined that Michael F. Angelo, Thomas M. O’Brien and Scott C. Taylor meet the aforementioned independence standards.

Director Compensation and Equity Ownership

Our compensation committee annually reviews director compensation.  Any recommendations for changes are made to our full Board by our compensation committee.

In order to align directors’ incentives with the creation of stockholder value, we believe that directors should hold meaningful equity ownership positions in the Company; accordingly, a significant portion of overall director compensation is in the form of equity of the Company.

Board Meetings and Committees and Annual Meeting Attendance

Our Board held a total of eleven meetings during the fiscal year ended December 31, 2010.  Every director has attended every Board meeting and the meetings of all committees of which he is a member.  Since November 6, 2007, our Board has had a standing audit committee, compensation committee and nominating and corporate governance committee.  Our audit committee charter, compensation committee charter, and nominating and corporate governance committee charter, each as adopted by the Board, are posted on our website at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab.

We encourage, but do not require, our Board members to attend our annual meetings of stockholders.  All of our Board members were in attendance for our 2010 Annual Meeting of Stockholders.  We expect all Board members to be present at this Annual Meeting.

Committees of the Board of Directors

Director	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Michael F. Angelo	Chair	X	X
Kendall Larsen
Robert Short III, Ph.D.
Thomas M. O’Brien	X	X	Chair
Scott C. Taylor	X	Chair	X

Nominating and Corporate Governance Committee Matters

Membership and Independence

Our nominating and corporate governance committee met once during the fiscal year ended December 31, 2010.

Messrs. Angelo, O’Brien and Taylor, each of whom is a non-employee member of our Board, comprise our nominating and corporate governance committee.  Mr. Angelo is the chairman of our nominating and corporate governance committee.  Our Board has determined that each of Messrs. Angelo, O’Brien and Taylor meet current SEC and NYSE Amex requirements for independence.  The nominating and corporate governance committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending to the Board director nominees for each annual meeting of stockholders, vacancy or newly created director position;

•	developing and recommending to our Board governance principles applicable to us, including the Code of Ethics;

•	overseeing the evaluation of our Board and management; and

•	delegating such of its authority and responsibilities as it deems proper to members of the committee or a subcommittee.

A more detailed description of our nominating and corporate governance committee’s functions can be found in our nominating and corporate governance committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066, Attention: Investor Relations.

Stockholder Recommendations and Nominees

The policy of our nominating and corporate governance committee is to consider properly submitted recommendations for candidates to our Board from stockholders.  In evaluating such recommendations, our nominating and corporate governance committee seeks to achieve a balance of experience, knowledge, integrity, and capability on our Board and to address the membership criteria set forth under “Director Qualifications” below.  Any stockholder recommendations for consideration by our nominating and corporate governance committee should include (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation which are beneficially owned by such person, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Stockholder recommendations to our Board should be sent to our Secretary at VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066.

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting.  For a description of the process for nominating directors in accordance with our bylaws, see “General Information — How do I submit a stockholder proposal for the 2012 Annual Meeting of Stockholders?” starting on page 12 of this proxy statement.

Director Qualifications

Our nominating and corporate governance committee evaluates and recommends candidates for membership on our Board consistent with criteria established by the Board.  Our Board has not formally established any specific, minimum qualifications that must be met by each candidate for our Board or specific qualities or skills that are necessary for one or more of the members of our Board to possess.  However, our nominating and corporate governance committee, when considering a potential non-incumbent candidate, will factor into its determination the following qualities of a candidate: educational background, professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders.

Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director.  Our nominating and corporate governance committee regularly assesses the appropriate size and composition of our Board, the needs of our Board and the respective committees of our Board and the qualifications of candidates in light of these needs.  Candidates may come to the attention of the nominating and corporate governance committee through stockholders, management, current members of our Board, or search firms.

Once the nominating and corporate governance committee has identified a prospective nominee, the nominating and corporate governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on the information provided to the nominating and corporate governance committee concerning the prospective candidate, as well as the nominating and corporate governance committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.  The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.  If the nominating and corporate governance committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience.  The nominating and corporate governance committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of the NYSE Amex and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for audit committee or compensation committee expertise, the prospective nominee’s skills and experience, the diversity of the member’s skills and experience in areas that are relevant to the Company’s businesses and activities, and the evaluations of other prospective nominees.  In connection with this evaluation, the nominating and corporate governance committee determines whether to interview the prospective nominee and, if warranted, one or more members of the nominating and corporate governance committee and others, as appropriate, conduct interviews in person or by telephone.  After completing this process, the nominating and corporate governance committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the nominating and corporate governance committee.  The nominating and corporate governance committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

The nominating and corporate governance committee considers diversity as one of a number of factors in identifying nominees for director.  It does not, however, have a formal policy in this regard.  The committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race or gender.

Audit Committee Matters

Membership and Independence

Messrs. Angelo, O’Brien and Taylor, each of whom is a non-employee member of our Board, comprise our audit committee.  Mr. O’Brien is the chairman of our audit committee.  Our Board has determined that Messrs. Angelo, O’Brien and Taylor each satisfy the requirements for independence under the rules and regulations of the NYSE Amex and the SEC.  Our Board has also determined that Mr. O’Brien qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the NYSE Amex.  Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Our audit committee met eight times during the fiscal year ended December 31, 2010.

Responsibilities

Our audit committee’s responsibilities include the following:

•	appointment of and approval of compensation for our independent public accounting firm, including oversight of its independence;

•	oversight of our accounting and financial reporting processes;

•	oversight of the audits of our financial statements;

•	oversight of the effectiveness of our internal control over financial reporting; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

A more detailed description of our audit committee’s functions can be found in our audit committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066, Attention: Investor Relations.

Audit Committee Report

In connection with the financial statements for the fiscal year ended December 31, 2010, our audit committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Farber Hass Hurley LLP, our independent accountants, matters required to be discussed by the Statement on Auditing Standards No. 61, as amended; and

•
received the written disclosures and letter from Farber Hass Hurley LLP discussing the matters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Farber Hass Hurley LLP its independence from us.

Based upon these reviews and discussions, our audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Michael F. Angelo
Thomas M. O’Brien
Scott C. Taylor

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings, unless we specifically incorporate these reports by reference in some other filed document.

Our Board approved our audit committee’s recommendations.

Stockholders’ Communications Process

Any of our stockholders who wish to communicate with our Board, a committee of our Board, our non-management directors as a group, or any individual member of our Board, may send correspondence to our Secretary at VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066.

Our Secretary will compile and submit on a periodic basis all stockholder correspondence to our entire Board, or, if and as designated in the communication, to a committee of our Board, our non-management directors as a group, or an individual Board member.  The independent directors of our Board review and approve the stockholders’ communications process periodically to ensure effective communication with stockholders.

Principal Accountant Fees & Services

The following table sets forth the costs we incurred for services provided by Farber Hass Hurley LLP, our independent registered public accountant, which audited our financials for the years ended December 31, 2010 and December 31, 2009.

	Year Ended December 31,
Fee Category	2010	2009
Audit Fees	$174,476	$149,000
Audit-Related Fees	$38,338	$12,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$212,814	$161,000

Audit Fees.  Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of the interim consolidated financial statements included in our quarterly reports, and accounting services in connection with securities offerings.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include consultations in connection with financial accounting and reporting standards.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning.  We have nothing to report in this line item as we did not engage Farber Hass Hurley LLP to perform tax-related services for the Company.

All Other Fees.  We have nothing to report in this line item as we did not engage Farber Hass Hurley LLP to perform services not covered by the preceding three categories.

Representatives of Farber Hass Hurley LLP will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all services provided by our independent registered public accounting firm.  For the fiscal year ended December 31, 2010, our audit committee approved 100% of all services provided by our independent registered public accounting firm.  These services include audit services and audit-related services.  Our independent registered public accounting firm is required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with such pre-approval.  Our audit committee may also delegate pre-approval authority to one or more of its members.  Such member(s) must report any such pre-approval to our audit committee at the next scheduled meeting.

Compensation Committee Matters

Membership and Independence

Messrs. Angelo, O’Brien and Taylor, each of whom is a non-employee member of our Board, comprise our compensation committee.  Mr. Taylor is the chairman of our compensation committee.  Our Board has determined that each member of our compensation committee meets the requirements for independence under the rules of the NYSE Amex, and is a “non-employee director” within the meaning of the Exchange Act, and is an “outside director,” within the meaning of the Internal Revenue Code of 1986, as amended.

Scope of Authority

Our compensation committee’s responsibilities include the following:

•	exclusive authority for determining our chief executive officer’s compensation;

•
determining for other executive officers: annual base salary, annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, and any other benefits or compensation arrangement, including delegating its authority on these matters with regard to our non-officer employees and consultants to appropriate supervisory personnel;

•	evaluating and recommending to our Board compensation plans, policies, and programs for our chief executive officer and other executive officers;

•	administering our equity incentive plans; and

•	preparing the compensation committee report that the SEC requires in our annual proxy statement.

Except with respect to determining the chief executive officer’s compensation, the Committee may delegate its authority to a subcommittee of the committee and, to the extent permitted by applicable law, the committee may delegate to officers or appropriate supervisory personnel the authority to grant stock awards to non-executive, non-director employees.

A more detailed description of our compensation committee’s functions can be found in our compensation committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066, Attention: Investor Relations.

Our Compensation Committee’s Processes and Procedures

Our compensation committee’s primary processes for establishing and overseeing executive compensation include:

•	Meetings. Our compensation committee met twice during the fiscal year ended December 31, 2010.

•
Role of Executive Officers.  Our president and chief executive officer generally attends compensation committee meetings and sometimes makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and key employees.  He is not present for any of the executive sessions or for any discussion of his own compensation.

Non-employee directors’ compensation is established by our Board upon the recommendation of our compensation committee.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Angelo, O’Brien and Taylor, who comprise our compensation committee, has served as one of our officers or employees in the past year.  Other than our subsidiaries, no executive officer currently serves, or in the past year has served, as a member of a board or compensation committee of another entity where that entity’s executive officer serves on our Board or compensation committee.

Director Compensation

Directors who are also our employees are not paid an annual retainer, nor are they compensated for serving on the board.  Information regarding compensation otherwise received by our directors, who are also executive officers, is provided under the heading “Executive Compensation.”

Cash Compensation of Non-employee Directors

We provide the following cash compensation for non-employee directors:

•	each non-employee director receives a quarterly cash retainer of $5,000;

•
each non-employee director who serves as a member of our audit committee receives a quarterly cash retainer of $625; each non-employee director who serves as a member of our compensation or nominating and corporate governance committees receives a quarterly cash retainer of $500 for each committee;

•
each non-employee director who serves as a chair of our audit committee receives a quarterly cash retainer of $3,125; each non-employee director who serves as a chair of our compensation or nominating and corporate governance committees receives a quarterly cash retainer of $1,250; and

•
each non-employee director who attends a board meeting receives a cash payment of $1,500 ($500 for telephone participation) and each non-employee director who attends a committee meeting receives a cash payment of $1,000 ($500 for telephone participation), provided that no additional committee meeting fee will be paid if the committee meeting is held on the same day as a full board meeting.

Stock Compensation of Non-Employee Directors

We provide the following stock compensation for non-employee directors:

•
Upon the initial election or appointment to our Board of a new non-employee director, such individual will be granted, under our 2007 Stock Plan, an option to purchase 30,000 shares of our Common Stock with a per-share exercise price equal to the fair market value of that stock on the date of grant and which will vest monthly with respect to 1/36th of the total number of shares subject to the option, conditioned upon continued service as a director; provided that these options automatically become exercisable in full immediately prior to a “change of control” of the Company; and

•
each existing non-employee director will be granted, under our 2007 Stock Plan, a fully vested option to purchase 10,000 shares of our Common Stock at the Annual Meeting with a per-share exercise price equal to the fair market value of that stock on the date of grant and which will be fully vested on the date of grant.

The following table shows the compensation earned by or paid to each of our independent directors for the fiscal year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	Total($)
Michael F. Angelo	$37,000	$48,500	$30,000	$115,500
Thomas M. O’Brien	$43,000	$48,500	$30,000	$121,500
Scott C. Taylor	$37,000	$48,500	$30,000	$115,500
______________________
(1)
The amounts in this column reflect the aggregate grant date fair value of the stock options computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718.  There can be no assurance that these amounts will ever be realized.  For information on the valuation assumptions used in valuing these stock option awards, refer to Note 8 titled “Stock-Based Compensation” in the Note to the Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  The aggregate number of shares subject to outstanding options held by each  independent director at December 31, 2010 was as follows: Mr. Angelo (60,000), Mr. O’Brien (60,000) and Mr. Taylor (30,000). The number of outstanding shares held by each independent director at December 31, 2010 was as follows: Mr. Angelo (31,256), Mr. O’Brien (116,664) and Mr. Taylor (0).

(2)
On June 15, 2010, the Board of Directors approved the declaration of a one-time special cash dividend of $0.50 per share of our Common Stock payable on or about July 15, 2010 to stockholders of record on July 1, 2010. In connection with the dividend, the Board of Directors also approved a cash payment of $0.50 per share of our Common Stock to holders of stock options under the Company’s 2007 Stock Plan.

Executive Compensation

As a "Smaller Reporting Company," we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to the disclosure required by Item 402 of Regulation S-K. Under the scaled disclosure obligations, the Company is not required to provide a Compensation Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.  However, we have opted to provide a narrative discussion of our compensation policies and practices under the heading "Compensation Discussion and Analysis."

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes our compensation program as it relates to our chief executive officer and our chief financial officer who we refer to as our named executive officers.  Details of our 2010 and 2009 fiscal year compensation for our named executive officers can be found in the Summary Compensation Table on page 37 of this proxy statement.  In this Compensation Discussion and Analysis, we first discuss the objectives and philosophy of our executive compensation program.  Next, we review the process our compensation committee follows in deciding how to compensate our named executive officers.  We then provide a brief overview of the specific elements of our compensation program.  Lastly, we present a detailed discussion and analysis of the compensation committee’s specific decisions about the compensation of our named executive officers for fiscal year 2010, and a discussion of certain compensation changes made in early 2011.

Objectives and Philosophy of Executive Compensation

The primary objectives and philosophy of our peer-based executive compensation program are:

•	attracting and retaining the most talented and dedicated executives possible;

•	correlating annual and long-term cash and stock incentives to achievement of measurable performance objectives; and

•	aligning executives’ incentives with stockholder value creation.

To achieve these objectives, we implement and maintain compensation plans that tie a substantial portion of each executive officer’s overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our product candidates, the identification and advancement of additional product candidates, and the stock price performance of our Common Stock.  Our compensation committee’s approach emphasizes the setting of compensation at levels the committee believes are competitive with executives in other companies of similar size and stage of development who are operating in the information technology industry while taking into account our relative performance and our own strategic goals.

Executive Compensation Process

We maintain an executive compensation program comprised of multiple elements.  We typically review the elements of compensation for our named executive officers annually.  In February 2010, our compensation committee evaluated our current levels and types of compensation for our executive officers by conducting a survey of compensation data and practices at public companies with a strategy, business model, market capitalization, annual revenues or total employees similar to that of the Company.  We gathered the data from SEC filings.  While the compensation committee did not formally approve a specific peer group, the compensation committee did review the compensation data of 11 public companies having a comparable technological focus, with market capitalization of between $35 million and $300 million, having annual revenues of less than $500 million and fewer than 200 employees.  These companies include: CEVA, Inc., Digimarc Corporation, Evolving Systems, Inc., Health Discovery Corp., Immersion Technologies, Ligand Pharmaceuticals, Network Engines, Procera Networks, Inc., QLT, SRS Laboratories and XOMA.

Our compensation committee concluded that, as of February 2010, our base salary levels, aggregate cash incentive compensation targets, and equity compensation placed us below the median of our informal group of public company peers.

In addition to analyzing the above market data, the compensation committee reviewed each individual’s qualifications, experience and relative contributions to the Company.

Our compensation committee exclusively makes all compensation decisions with regard to our chief executive officer and the Company’s other named executive officer.  Our president and chief executive officer generally attends compensation committee meetings and sometimes makes recommendations to our compensation committee regarding the amount and form of the compensation of the other named executive officer and key employees.  He is not present for any of the executive sessions or for any discussion of his own compensation.

Our compensation committee considers the possible tax consequences to the Company and to its executives of our compensation programs, the accounting consequences to the Company of different compensation decisions and the impact of such decisions on stockholder dilution.  With respect to the tax consequences to the Company, the compensation committee considers the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, on the compensation paid to our named executive officers.  Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers in the proxy statement, unless compensation is qualified performance based compensation within the meaning of Section 162(m).  In approving the amount and form of compensation for our named executive officers, our compensation committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).  However, to maintain maximum flexibility in designing compensation programs, the compensation committee will not limit compensation to those levels or types of compensation that are intended to be deductible or that lead to a particular accounting result or level of stockholder dilution.

Our compensation committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executive officers, but rather encourages management to take a balanced approach, focused on achieving our corporate goals.

Our compensation committee reports to our Board on the major items covered at each compensation committee meeting.

Elements of Executive Compensation

Our executive compensation program consists of the following elements:

•
Base Salary.  Base salaries for our named executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions.  Generally, the program is designed to deliver executive base salaries within the range of salaries for executives with the requisite skills in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy.  Executives with more experience, critical skills, and/or considered key performers may be compensated above the range as part of our strategy for attracting, motivating and retaining highly experienced and high performing employees.  Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.  This review generally occurs each year in the fourth quarter and adjustments are made from time to time to ensure market competitiveness.

•
Discretionary Annual Incentive Bonus.  Each year, our compensation committee establishes a target discretionary annual incentive bonus amount for each named executive officer based on a percentage of the executive’s base salary.  No performance goals are specifically established or communicated to our named executive officers and our compensation committee has the sole discretion to determine following the end of the fiscal year whether and the extent to which the discretionary annual incentive bonuses will be paid.  Our compensation committee generally utilizes the discretionary annual incentive bonuses to compensate officers for achieving financial and operational goals and for individual performance.  Performance factors considered when determining bonuses typically include strategic factors such as establishment and maintenance of key strategic relationships, development and implementation of our licensing strategy, development of our product, identification and advancement of additional products, successful litigation strategies and financial factors such as improving our results of operations, and increasing the price per share of our Common Stock.

•
Long-Term Incentive Program.  We believe that long-term performance is achieved through an ownership culture that encourages high performance by our named executive officers through the use of stock-based awards.  Our 2007 Stock Plan was established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of stockholders.  Our compensation committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals.  We have historically elected to use stock options as the primary long-term equity incentive vehicle.

Stock option grants are made at the commencement of employment, may be made annually based upon performance and, occasionally, following a significant change in job responsibilities or to meet other special retention objectives.  Our compensation committee reviews and approves stock option awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations.  In determining the number of stock options to be granted to our named executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of stock options in relation to other elements of the individual executive’s total compensation, and the individual’s potential ownership as a percentage of our total outstanding shares relative to comparable companies.  We expect to continue to use stock options as a long-term incentive vehicle because:

•
stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders;

•	stock options are performance based and in that any value received by the recipient from a stock option is based on the growth of the stock price from the grant date;

•
stock options help to provide a balance to the overall executive compensation program as base salary and our discretionary annual bonus program focus on short-term compensation, while the vesting of stock options provide incentives to increase stockholder value over the longer term; and

•	the vesting period of stock options encourages executive retention and the preservation of stockholder value.

Named Executive Officers’ Compensation Decisions for Fiscal 2010

Base Salary

Mr. Larsen is our president and chief executive officer, as well as a director.  Relative to the benchmarking survey described above, his base salary of $302,500 was below the median of our informal group of public company peers. Mr. Larsen, a founder of VirnetX Inc., has driven the organization’s performance, leading it from inception, through the early start-up phase and through several rounds of financing.  We believe that Mr. Larsen is critical to our ability to pursue our licensing strategy going forward.

Mr. Sliney is our chief financial officer and his base salary of $48,127, as adjusted to reflect his part-time basis, is below the median of our informal group of public company peers.   In establishing Mr. Sliney’s base salary, our compensation committee primarily considered Mr. Sliney’s public company experience, his transactional and strategic skills, his level of responsibility, past contributions to our performance and expected contributions to our further success.

On February 24, 2010, our compensation committee having reviewed the level of base compensation paid to the named executive officers in our informal group of public company peers, taking into account the fact that the Company made no salary increases in 2009, and the performance of the Company in fiscal 2009, determined to increase the base salaries of our named executive officers as follows:

Name		2010 Base Salary		% Increase
Kendall Larsen	Chief Executive Officer, President and Chairman	$302,500		10%
William E. Sliney	Chief Financial Officer	$48,127	1	10%
____________________
(1)	Mr. Sliney’s base salary has been pro-rated to reflect the fact that Mr. Sliney works for the Company on a part-time basis.

Discretionary Annual Incentive Bonus

In February 2010, our compensation committee had, among other things, established the 2010 performance targets based on corporate objectives relating to revenues and operating income and individual objectives relating to performance factors. Our compensation committee also determined that our cash incentive compensation targets were below the median of our informal group of public company peers.   In December 2010, in determining the awards to our named executive officers and other employees for 2010, the compensation committee reviewed the Company’s performance in 2010 and the contribution that the Company employees, including our named executive officers, made to such performance. Following such review, the compensation committee exercised its discretion in determining to pay each Company employee amounts in excess of 100% of the 2010 target bonus (which target amounts were equal to 35% of such employee’s base salary) established for such employee in February 2010 in light of the Company’s overall strong performance for the year and the employees’ contributions in achieving this performance. As a result, the compensation committee determined to award Mr. Larsen a cash bonus for 2010 equal to $153,519 and William E. Sliney, the Company’s Chief Financial Officer, a cash bonus for 2010 equal to $19,624. Relative to the benchmarking survey described above, these cash bonuses are between the median and 75th percentile of our informal group of public company peers.

Perquisites

Our named executive officers participate in the same group insurance and employee benefit plans as our other salaried employees.  At this time, we do not provide special benefits or other perquisites to our named executive officers.

Change of Control Arrangements

We do not provide change of control agreements or employment agreements providing formal cash or equity severance rights to any of our named executive officers. However, our 2007 Stock Plan allows our Board to determine the terms and condition of awards issued thereunder.  Our Board has made the determination that all options issued under our 2007 Stock Plan will include the provision that in the event of a “Change of Control” (as defined in our 2007 Stock Plan), all unvested shares underlying the option will vest and become exercisable immediately prior to the consummation of such Change of Control transaction.

Stock Ownership Guidelines

We have not adopted stock ownership guidelines and our 2007 Stock Plan has provided the principal method for our executive officers to acquire equity in the Company.  We currently do not require our directors or executive officers to own a particular amount of our Common Stock.  Our compensation committee is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Fiscal 2011 Compensation Activity

Cash Incentive Compensation

In early 2011, our compensation committee engaged Compensia, an independent third-party compensation consulting firm, to advise the Company on the identification of a market framework (including a peer group of companies) for formal compensation benchmarking purposes, to gather data on the Company’s executive officer cash and equity compensation relative to competitive market practices, and to develop a market-based framework for potential changes to the Company’s compensation program for the committee’s review and input.  Based on a comprehensive review of the market data provided by Compensia, as well as the performance of both the named executive officers and the Company, the compensation committee approved increases to salaries, targets for cash incentive opportunities and stock option grant targets for the 2011 fiscal year for each of the named executive officers who is presented in the table below.

Name	Base Salary 2010	Base Salary 2011(1)	Targeted Cash Incentive Opportunity for Fiscal 2010(2)	Targeted Cash Incentive Opportunity for Fiscal 2011(2)	Targeted Number of Shares Underlying Stock Option Grants for Fiscal 2010(3)	Targeted Number of Shares Underlying Stock Option Grants for Fiscal 2011(3)
Kendall Larsen	$302,500	$420,000	35%	50%	35,000	50,000
Chief Executive Officer, President & Chairman
William Sliney	$48,100	$60,000	35%	50%	8,750	10,000
Chief Financial Officer (Interim)(4)

(1)	The increase in 2011 base salaries was approved with retroactive effect to January 1, 2011.
(2)	The target bonus level for cash incentive opportunities is calculated as a percentage of base salary.
(3)
Stock option grants are to be made under the Company’s 2007 Stock Plan. The compensation committee may, in its discretion, determine to grant additional awards to named executive officers during fiscal year 2011.

(4)	Mr. Sliney has been our chief financial officer on an interim and part-time basis since July 5, 2007.

The Committee may, in its discretion, review the compensation for the named executive officers at any time during the calendar year.

Equity Incentive Compensation

On April 21, 2011, our compensation committee approved the grant of stock options to our named executive officers under our 2007 Stock Plan as described in the table below, effective as of the first trading day that our trading window opens following April 21, 2011. All stock options indicated in the table will have an exercise price equal to the closing sales price of our common stock traded on the NYSE Amex on the first trading day that our trading window opens following April 21, 2011 pursuant to our Insider Trading Policy.

Name	Position	Number of Shares	Vesting Commencement Date	Vesting Schedule
Larsen, Kendall	CEO/President/Chairman/Founder	50,000	Grant Date	*
Sliney, William	CFO	10,000	Grant Date	*

*Subject to the continued service of the named executive officer, the shares underlying the option shall vest and become exercisable in accordance with the following schedule: 1/48 of the total number of shares subject to the option shall vest and become exercisable at the grant date and 1/48 of the total number of shares subject to the option shall vest and become exercisable on each monthly anniversary thereafter.

Long-Term Incentive Program

In February 2010, the compensation committee determined that in light of the equity awards granted to the named executive officers of our informal group of peer companies and the current equity positions of Mr. Larsen and Mr. Sliney, it was necessary and appropriate to grant (i) an option to purchase 35,000 shares of the Company’s Common Stock to Mr. Larsen and (ii) an option to purchase 8,750 shares of the Company’s Common Stock  to Mr. Sliney, at an exercise price equal to the closing price of our stock on the date of grant. The options were awarded under the Company’s 2007 Stock Plan and began vesting on March 24, 2010 and will continue to vest on the 24th day of each month thereafter for a period of four years from the date of grant, subject to each individual's continued service with the Company.   However, if there is a “change of control” of the Company (as such term is defined in the 2007 Stock Plan), all such shares shall immediately vest and become 100% exercisable. The compensation committee also determined in February 2010 that our equity awards were below the median of our informal group of public company peers.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.  Based on this review and discussion, the compensation committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully Submitted By:
The Compensation Committee

Scott C. Taylor
Michael F. Angelo
Thomas M. O’Brien

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings, unless we specifically incorporate these reports by reference in some other filed document.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to the Company by our chief executive officer and our chief financial officer for the fiscal years ended December 31, 2010 and 2009, collectively, these are our named executive officers.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Kendall Larsen Chief Executive Officer, President, and Director	2010	302,500	153,519		$172,500			437,630	1,066,149
	2009	275,000	100,833		690,668				1,066,501
William E. Sliney Chief Financial Officer	2010	43,752	19,624		41,825			195,923	301,124
	2009	43,752	7,292		—				51,044
____________________
(1)
The amount in this column reflects the aggregate grant date fair value of the stock option computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or Financial FASB ASC Topic 718.  There can be no assurance that these amounts will ever be realized.  For information on the valuation assumptions used in valuing this stock option award, refer to Note 8 titled “Stock-Based Compensation” in the Note to the Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(2)
On June 15, 2010, the Board of Directors approved the declaration of a one-time special cash dividend of $0.50 per share of our Common Stock payable on or about July 15, 2010 to stockholders of record on July 1, 2010. In connection with the dividend, the Board of Directors also approved a cash payment of $0.50 per share of our Common Stock to holders of stock options under the Company’s 2007 Stock Plan.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth, the outstanding exercisable and unexercisable stock options held by our named executive officers as of the end of fiscal year 2010:

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Kendall Larsen
Chief Executive Officer,	03/23/2006	41,516	(1)	0	0.2408712	03/22/2016
President and Chairman	12/31/2007	159,989	(2)	53,330	6.468	12/30/2012
	04/03/2009	63,149	(2)	88,409	1.265	04/02/2014
	04/03/2009	180,778	(2)	253,089	1.15	04/02/2019
	02/24/2010	2,127	(3)	8,082	6.028	02/23/2015
	02/24/2010	5,165	(3)	19,626	5.48	02/23/2020
William E. Sliney
Chief Financial Officer	12/31/2007	137,321	(2)	95,774	5.88	12/30/2017
	02/24/2010	1,823	(3)	6,927	5.48	02/23/2020
____________________
(1)	The option is fully vested and immediately exercisable.
(2)	One-fourth of the shares subject to the option vest and become exercisable on the first anniversary of the date of grant and one forty-eighth of the shares vest monthly thereafter.
(3)	The option vests in forty-eight equal monthly installments beginning on March 24, 2010.

Option Exercises in Fiscal Year 2010

The following table presents information concerning each exercise of stock options during fiscal 2010 for each of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
William E. Sliney	150,000	1,147,841
____________________
(1)	Reflects the difference between the fair market value of VirnetX Holding Corporation Common Stock at the time of exercise on the exercise date and the exercise price of the option.

Transactions with Related Persons

The charter of our audit committee provides that one of our audit committee’s responsibilities is to review and approve material related party transactions and related party transactions that are required to be disclosed in our public filings.  We annually require each of our directors and executive officers to complete a Questionnaire for Directors, Officers and 5% Stockholders that elicits information about related party transactions as such term is defined by SEC rules and regulations.  These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

The following is a description of each transaction in the last fiscal year and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds the lesser of $120,000 or one percent the average of our total assets as of December 31, 2009 and 2010; and

•
any of our directors, executive officers, holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Stock Option Grants

We have granted stock options to our executive officers and certain of our directors under our 2007 Stock Plan.  See “Director Compensation” starting on page 27 and “Executive Compensation” starting on page 30 for a further description of these option awards.

Additionally, in connection with the consummation of the merger, we entered into the following agreements and transactions with certain of our directors, executive officers and 5% stockholders:

Indemnification Agreements

We entered into Indemnification Agreements with each person who became a director or officer of VirnetX Holding Corporation in connection with the consummation of the merger between VirnetX Holding Corporation and VirnetX Inc., pursuant to which, among other things, we agreed to indemnify such director or officer to the fullest extent permitted by Delaware law, and provide for advancement of legal expenses under certain circumstances.  The Indemnification Agreements were effective as of July 5, 2007 and were filed as exhibits to our Current Report on Form 8-K filed with the SEC on July 12, 2007.

Voting Agreement

On December 12, 2007, we entered into a Voting Agreement with the following stockholders that collectively own 4,766,666 shares of our Common Stock, representing approximately 12.76% of our outstanding shares as of December 31, 2007:

•	San Gabriel Fund, LLC

•	JMW Fund, LLC

•	John P. McGrain

•	The John P. McGrain Grantor Retained Annuity Trust u/t/d/ June 25, 2007

•	John P. McGrain, SEP IRA

•	John P. McGrain, 401K

•	The Westhampton Special Situations Fund, LLC

•	The Kirby Enterprise Fund, LLC

•	Kearney Properties, LLC

•	Kearney Holdings, LLC

•	Charles F. Kirby, Roth IRA

•	Charles F. Kirby

The Voting Agreement requires each of the above stockholders to vote all of the shares of our voting stock held by them from time to time in favor of the directors nominated by our Board and in a manner proportional to all the other votes cast by shares present and voting with respect to any other matter brought to the stockholders for a vote.  This voting arrangement was an initial listing requirement and continues to be a requirement for our Common Stock to be listed on the NYSE Amex.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms we received, we believe that during the 2010 fiscal year all Section 16(a) filing requirements applicable to our officers, directors, and 10% stockholders were satisfied.

Voting Securities and Principal Holders

The following table sets forth the beneficial ownership of our Common Stock as of April 15, 2011 by:

•
all persons known to us, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act or in statements made to us, to be the beneficial owners of more than 5% of our Common Stock and based on the records of Corporate Stock Transfer, Inc., our transfer agent;

•	each director;

•	each of our named executive officers in the table under “Executive Compensation — Summary Compensation Table” on page 37 of this proxy statement; and

•	all current directors and executive officers as a group.

This table lists applicable percentage ownership based on 49,678,554 shares of Common Stock outstanding as of April 15, 2011.  Securities that a person has a right to acquire pursuant to SEC rules within 60 days of April 15, 2011 are deemed to be beneficially owned by the persons holding these options for the purpose of computing the number of shares owned by, and percentage ownership of, that person, but are not treated as outstanding for the purpose of computing any other person’s number of shares owned or ownership percentage.

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses, to the best of our knowledge, sole voting and investment power with respect to all capital stock shown to be held by that person.  The address of each executive officer and director, unless indicated otherwise, is c/o VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent Of Class
5% or Greater Stockholders:
Kendall Larsen	9,290,738	(2)	18.28%
Directors and Executive Officers:
Kendall Larsen	9,290,738	(2)	18.28%
Robert D. Short III, Ph.D.	1,288,156	(3)	2.53%
William E. Sliney	206,997	(4)	*
Thomas M. O’Brien	176,644	(5)	*
Michael F. Angelo	91,256	(6)	*
Scott C. Taylor	30,000	(7)	*
All directors and executive officers as a group (6 persons):	11,083,791	(8)	21.15%
___________________
(*)	Less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock subject to options and warrants which are exercisable or convertible at or within 60 days of April 15, 2011 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2)
Includes 1,137,546 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 15, 2011 as follows: 551,769 options held by Mr. Larsen and 585,777 options held by Mrs. Larsen.  Excludes 610,230 shares held by Mrs. Larsen’s revocable trust and 1,478 shares held by an immediate family member who shares the Larsen family household.  Also includes (i) 300,000 shares of our common stock held on record by K2 Investment Fund LLC. Mr. and Mrs. Larson are the sole member-managers of K2 Investment Fund LLC and (ii) 7,853,192 shares of our common stock pledged to a third party as collateral security for certain obligations. Mr. Larsen disclaims beneficial ownership of the excluded shares.

(3)	Includes 1,218,156 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 15, 2010.
(4)	Includes 201,836 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 15, 2010.
(5)	Includes 60,000 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 15, 2010.
(6)	Includes 60,000 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 15, 2010.
(7)	Includes 30,000 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 15, 2010.
(8)
Includes 2,707,538 shares of Common Stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 15, 2010 beneficially held by our directors and executive officers as a group. Certain stockholders entered into a voting agreement with the Company, dated as of December 12, 2007, as described above on page 41 to vote their shares in favor of director nominees approved by our Board of Directors. We do not know how many shares of our common stock this group currently owns.  If, however, this group still holds 4,766,666 shares (which represents their total holdings as of December 31, 2007), this would amount to approximately 9.59% of our currently outstanding common stock and together with 23.74% beneficially owned by our directors and executive officers as a group would effectively enable us to exercise voting rights over approximately 33.33% of our common stock.

PROPOSAL I

ELECTION OF CLASS I DIRECTORS

As of the date of this proxy statement, our Board is composed of five directors.  Our Board is divided into three classes, with the term of office of one class expiring each year.  We currently have five directors with two directors in each of Class I and Class II, and one director in Class III.  The Class I directors, Kendall Larsen and Scott C. Taylor, are up for election at the Annual Meeting and will serve for an additional term expiring at the 2014 annual meeting of stockholders.  The terms of office of our Class II directors, Thomas M. O’Brien and Dr. Robert Short III, will expire at the 2012 annual meeting of stockholders, when they resign, or when their respective successors are duly elected and qualified. The term of office of our Class III director, Michael F. Angelo, will expire at the 2013 annual meeting of stockholders, when he resigns, or when his successor is duly elected and qualified.

At the Annual Meeting, stockholders will elect two Class I directors, Kendall Larsen and Scott C. Taylor, for a term of three years, or until they resign or until their respective successors are duly elected and qualified.

The Board of Directors has nominated Kendall Larsen and Scott C. Taylor to serve as Class I directors.  In the event that either of the nominees is unable or unwilling to accept nomination or election as a director, the proxies authorizing management to vote for such nominee will be voted for such other person as the Board of Directors determines.  Stockholders are not entitled to cumulate their votes for nominees for election to the Board of Directors.  The nominees receiving the greatest number of "FOR" votes shall be elected.

Your Board Recommends That Stockholders
Vote FOR the Nominees Listed Above.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has appointed, subject to ratification by our stockholders, Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Your Board Recommends That Stockholders
Vote FOR The Ratification Of Appointment Of Farber Hass Hurley LLP As Our
Independent Registered Public Accounting Firm.

PROPOSAL III

ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or an advisory basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 30 below.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond.  Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As described in detail in the section entitled “Compensation Discussion and Analysis” in this proxy statement, our executive compensation program is designed, through the efforts of our compensation committee, to align our executive officers’ incentives with stockholder value creation.  Our executive compensation program is designed to attract and retain the most talented and dedicated executive officers possible, including the named executive officers, who are key to our continued successful growth.  Under our compensation program, we seek to correlate annual and long-term cash and stock incentives to achievement of measurable performance objectives.

The Compensation Discussion and Analysis, beginning on page 30 of this proxy statement, describes the Company’s executive compensation program and the decisions made by the compensation committee in fiscal 2010 in more detail.  Highlights of the program include the following:

•	Cash compensation (base salary and annual performance-based cash bonus award) levels for the named executive officers are either below or between the median and 75th percentile.

•
We implement and maintain compensation plans that tie a substantial portion of each executive’s overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our product candidates, the identification and advancement of additional product candidates, and the stock price performance of our Common Stock.

•
The Company granted long-term equity awards that link the interests of our executive officers, including the named executive officers, with those of our stockholders.  The named executive officers received annual long-term equity awards of stock options which vest over a multi-year period and remain exercisable for 5-10 years from the date of grant.

•
The Company’s compensation program was reviewed by the compensation committee and determined not to create inappropriate or excessive risk that is likely to have a material adverse effect on the Company.

We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (AN ADVISORY) VOTE APPROVING EXECUTIVE COMPENSATION. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

PROPOSAL IV

ADVISORY RECOMMENDATION OF FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate, at least once every six years, how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal III beginning on page 45 of this proxy statement. By voting on this Proposal IV, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs triennially is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a three-year interval for an advisory vote on executive compensation.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A TRIENNIAL VOTE AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY (AN ADVISORY) VOTE ON EXECUTIVE COMPENSATION. THE OPTION RECEIVING THE GREATEST NUMBER OF VOTES (EVERY ONE, TWO OR THREE YEARS) WILL BE CONSIDERED THE FREQUENCY SELECTED BY STOCKHOLDERS.

Other Matters

The Board is not aware of any other matters to be presented at the Annual Meeting.  If, however, any other matter should properly come before the Annual Meeting, the enclosed proxy card confers discretionary authority with respect to such matter.

Availability of Form 10-K

We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2010, including our financial statements but excluding the exhibits to Form 10-K.  The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit.  For further information, please send a request to: Secretary, VirnetX Holding Corporation, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066, telephone (831) 438-8200.  Our Annual Report on Form 10-K and our other filings with the SEC, including exhibits, are also available for free online at http://www.virnetx.com under the “SEC Filings” link in the “Investors” tab and at the SEC’s Internet site, http://www.sec.gov.

By Order of the Board of Directors,

/s/ Katharine A. Martin
Katharine A. Martin
Secretary

Directions to Wilson Sonsini Goodrich & Rosati, P.C. offices at 650 Page Mill Road, Palo Alto, CA  94304

Directions from San Francisco Airport

U.S. 101 South to the Embarcadero/Oregon Expressway exit. This is a three-part exit, the third of which is the beginning of Oregon Expressway. Stay on the expressway for approximately 2 miles (6 traffic lights) until you cross El Camino Real. Turn right at the next light (Ramos) into the east entrance.

Directions from San Jose Airport

U.S. 101 North to the Embarcadero/Oregon Expressway exit. Stay on the expressway for approximately 2 miles (6 traffic lights) until you cross El Camino Real. Turn right at the next light (Ramos) into the east entrance.

Attendance at the Annual Meeting is limited to shareholders.

PROXY

VIRNETX HOLDING CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 26, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of VIRNETX HOLDING CORPORATION, a Delaware corporation, hereby appoints Kendall Larsen and Jonathan Weaklend, and each of them, attorneys-in-fact and proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of VirnetX Holding Corporation to be held at 9:00 a.m., Pacific Time, on  Thursday, May 26, 2011, at the offices of Wilson Sonsini Goodrich & Rosati PC, 650 Page Mill Road, Palo Alto, California 94304, and at any adjournments and postponements thereof, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting To Be Held on May 26, 2011: You can view the proxy statement, this proxy card and the annual report to stockholders for the year ended December 31, 2010 at www.proxyvote.com.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PERSONS LISTED IN PROPOSAL 1. FOR PROPOSALS 2 AND 3, FOR A FREQUENCY OF EVERY THREE YEARS FOR PROPOSAL 4 AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

PLEASE SIGN AND DATE ON REVERSE

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Directors.  A proposal to elect the persons listed below to serve three-year terms until the Annual Meeting of Stockholders in 2014, or until their resignation or their respective successors are duly elected and qualified;
	☐ FOR THE NOMINEE: Kendall Larsen	☐ WITHHOLD AUTHORITY FOR THE NOMINEE
Nominees: (1) Kendall Larsen (2) Scott C. Taylor	☐ FOR THE NOMINEE: Scott C. Taylor	☐ WITHHOLD AUTHORITY FOR THE NOMINEE
The Board of Directors recommends you vote FOR proposals 2 and 3:

2. Ratification of Appointment of Farber Hass Hurley LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011.
☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
☐ FOR ☐ AGAINST ☐ ABSTAIN
3. Advisory approval of the compensation of the named executive officers, as set forth in the “Executive Compensation” section above.
☐ FOR   ☐ AGAINST   ☐ ABSTAIN

The Board of Directors recommends you vote 3 YEARS on the following proposal:

4. Advisory vote on the frequency of the non-binding vote on executive compensation

☐ EVERY YEAR   ☐ EVERY TWO YEARS   ☐ EVERY THREE YEARS
☐ ABSTAIN

This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.
☐ I/WE INTEND TO ATTEND THE MEETING IN PERSON.
NOTE: Signature(s) should agree with name(s) on VirnetX Holding Corporation stock certificate(s).  Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships should so indicate when signing.  All joint owners must sign.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders for the May 26, 2011 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by Kendall Larsen and Jonathan Weaklend as attorneys-in-fact and  proxies.

Dated:______________________, 2011

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE USING THE ENCLOSED ENVELOPE.
Signature(s)

Signature(s)